Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2018 Financial Results

Total revenue of $641 million, up 30% Y/Y
Named as a Leader in Gartner Magic Quadrant for Content Services Platforms
Waterloo, ON, November 2, 2017 - Open Text Corporation (NASDAQ: OTEX, TSX: OTEX), “The Information Company,” today announced its financial results for the first quarter ended September 30, 2017.

“OpenText delivered strong first quarter results growing total revenue to $641 million, representing 30% year-over-year growth while delivering $220 million of Adjusted EBITDA, representing 32% year-over-year growth.” said Mark J. Barrenechea, OpenText Vice Chairman, CEO & CTO. “Our Annual Recurring Revenues grew to $489 million, representing 29% year-over-year growth. We are off to a very strong start to the new fiscal year.”

“During the quarter, we completed the acquisition of Covisint Corporation and Guidance Software Inc, transitioned to the new SAP HANA S4 ERP platform, delivered Release 16 EP2 and Magellan, and named a leader in Content Services Platforms. M&A remains our leading growth contributor, complemented by organic growth,” said Barrenechea.

Barrenechea concluded, “We start with a customer’s business needs, and work backwards on a strategy to meet those needs. OpenText has evolved into “The Information Company” enabling customers to manage and unlock the value of their information. Customers are responding well to our expanded Enterprise Information Management (EIM) offerings which now include advance capabilities for Artificial Intelligence (AI), Internet-of-Things (IoT), and Information Forensics and Security. OpenText is well positioned to be the leading Digital platform for the world’s leading companies, both on-premise and in the Cloud.”
Financial Highlights for Q1 2018 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q1 FY18	Q1 FY17	$ Change	% Change (Y/Y)		Q1 FY18 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$193.9	$169.7	$24.2	14.2%		$194.8	14.8%
Customer support	295.4	210.2	85.2	40.5%		292.3	39.0%
Total annual recurring revenues**	$489.3	$379.9	$109.4	28.8%		$487.0	28.2%
License	78.2	60.7	17.6	29.0%		77.2	27.3%
Professional service and other	73.2	51.1	22.1	43.2%		71.6	40.1%
Total revenues	$640.7	$491.7	$149.0	30.3%		$635.9	29.3%
GAAP-based operating income	$87.1	$74.1	$13.1	17.6%
Non-GAAP-based operating income (1)	$201.1	$151.4	$49.7	32.9%		$198.9	31.4%
GAAP-based operating margin	13.6%	15.1%	n/a	(150)	bps
Non-GAAP-based operating margin (1)	31.4%	30.8%	n/a	60	bps	31.3%	50	bps
GAAP-based EPS, diluted (2)(3)	$0.14	$3.73	($3.59)	(96.2)%
Non-GAAP-based EPS, diluted (1)(2)(4)	$0.54	$0.43	$0.11	25.6%		$0.53	23.3%
GAAP-based net income attributable to OpenText (3)	$36.6	$912.9	($876.3)	(96.0)%
Adjusted EBITDA (1)	$219.9	$166.6	$53.3	32.0%
Operating cash flows	$67.1	$73.5	($6.3)	(8.6)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all comparative period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.

(4) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

“We entered Fiscal 2018 with a solid performance in Q1 and are tracking to our annual targets. We have a strong balance sheet giving us the flexibility to support future growth initiatives,” said OpenText CFO John Doolittle. “The ECD business is on plan and anticipated to be on the OpenText operating model by the end of this calendar year. As we previously communicated, we expect both Covisint and Guidance to be on OpenText’s operating model within the first twelve months of operations.”

OpenText Quarterly Business Highlights

•	14 customer transactions over $1 million, 7 OpenText Cloud and 7 on-premise

•	Financial, Services, and Technology industries saw the most demand in cloud and license

•
Customers wins in the quarter included Nestlé, BNY Mellon, SBI Card, Tata Power, Intuit, At Home, SOFINEL, First National Bank of Omaha, Grupo Sancor Seguros, Health and Human Services Agency of San Diego County, City of Phoenix, Public Works Authority of Qatar, Spire Healthcare, Interplex Holdings, and Qatar Foundation

•	OpenText Named as a Leader in Gartner Magic Quadrant for Content Services Platform

•	OpenText Buys Guidance Software

•	OpenText Buys Covisint Corporation

•	OpenText releases new AI Magellan platform, and announces first customer, E. & J. Gallo Winery

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on November 1, 2017 a cash dividend to $0.132 per common share. The record date for this dividend is December 1, 2017 and the payment date is December 20, 2017. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Quarterly Results
	Q1 FY18	Q4 FY17	Q1 FY17	% Change (Q1 FY18 vs Q4 FY17)		% Change (Q1 FY18 vs Q1 FY17)
Revenue (million)	$640.7	$663.6	$491.7	(3.4)%		30.3%
GAAP-based gross margin	65.1%	66.9%	66.6%	(180)	bps	(150)	bps
GAAP-based operating margin	13.6%	16.0%	15.1%	(240)	bps	(150)	bps
GAAP-based EPS, diluted(1)(2)	$0.14	$0.17	$3.73	(17.6)%		(96.2)%
Non-GAAP-based gross margin (3)	72.2%	73.6%	71.5%	(140)	bps	70	bps
Non-GAAP-based operating margin (3)	31.4%	33.1%	30.8%	(170)	bps	60	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$0.54	$0.60	$0.43	(10.0)%		25.6%
(1) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all comparative period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Please see note 2 "Use of Non-GAAP Financial Measures" below
(4) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm.

A replay of the call will be available beginning November 2, 2017 at 7:00 p.m. ET through 11:59 p.m. on November 16, 2017 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1727 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText, The Information Company™, enables organizations to gain insight through market leading information systems, on premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2018 (Fiscal 2018) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, expected ECD Business revenue contributions, adjusted operating income and cash flow, its financial condition, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company's customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xi) the continuous commitment of the Company's customers; and (xii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2017 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2017	June 30, 2017
ASSETS	(unaudited)
Cash and cash equivalents	$376,390	$443,357
Accounts receivable trade, net of allowance for doubtful accounts of $6,861 as of September 30, 2017 and $6,319 as of June 30, 2017	457,758	445,812
Income taxes recoverable	25,972	32,683
Prepaid expenses and other current assets	98,526	81,625
Total current assets	958,646	1,003,477
Property and equipment	245,378	227,418
Goodwill	3,576,224	3,416,749
Acquired intangible assets	1,560,370	1,472,542
Deferred tax assets	1,214,631	1,215,712
Other assets	94,718	93,763
Deferred charges	40,588	42,344
Long-term income taxes recoverable	5,865	8,557
Total assets	$7,696,420	$7,480,562
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$323,261	$342,120
Current portion of long-term debt	382,760	182,760
Deferred revenues	567,475	570,328
Income taxes payable	30,524	31,835
Total current liabilities	1,304,020	1,127,043
Long-term liabilities:
Accrued liabilities	46,689	50,338
Deferred credits	4,644	5,283
Pension liability	61,235	58,627
Long-term debt	2,386,415	2,387,057
Deferred revenues	68,963	61,678
Long-term income taxes payable	167,484	162,493
Deferred tax liabilities	92,034	94,724
Total long-term liabilities	2,827,464	2,820,200
Shareholders' equity:
Share capital and additional paid-in capital
265,288,304 and 264,059,567 Common Shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively; authorized Common Shares: unlimited	1,642,502	1,613,454
Accumulated other comprehensive income	49,518	48,800
Retained earnings	1,899,203	1,897,624
Treasury stock, at cost (1,093,280 shares at September 30, 2017 and 1,101,612 at June 30, 2017, respectively)	(27,342)	(27,520)
Total OpenText shareholders' equity	3,563,881	3,532,358
Non-controlling interests	1,055	961
Total shareholders' equity	3,564,936	3,533,319
Total liabilities and shareholders' equity	$7,696,420	$7,480,562

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Revenues:
License	$78,231	$60,656
Cloud services and subscriptions	193,853	169,687
Customer support	295,404	210,206
Professional service and other	73,199	51,115
Total revenues	640,687	491,664
Cost of revenues:
License	2,960	3,845
Cloud services and subscriptions	84,330	70,292
Customer support	32,791	25,738
Professional service and other	59,459	41,343
Amortization of acquired technology-based intangible assets	43,960	23,135
Total cost of revenues	223,500	164,353
Gross profit	417,187	327,311
Operating expenses:
Research and development	77,629	58,572
Sales and marketing	122,822	95,148
General and administrative	48,915	38,197
Depreciation	18,878	15,270
Amortization of acquired customer-based intangible assets	43,789	33,608
Special charges	18,031	12,454
Total operating expenses	330,064	253,249
Income from operations	87,123	74,062
Other income (expense), net	10,224	6,699
Interest and other related expense, net	(33,288)	(27,275)
Income before income taxes	64,059	53,486
Provision for (recovery of) income taxes	27,369	(859,425)
Net income for the period	$36,690	$912,911
Net (income) loss attributable to non-controlling interests	(94)	(27)
Net income attributable to OpenText	$36,596	$912,884
Earnings per share—basic attributable to OpenText	$0.14	$3.76
Earnings per share—diluted attributable to OpenText	$0.14	$3.73
Weighted average number of Common Shares outstanding—basic	264,802	242,910
Weighted average number of Common Shares outstanding—diluted	266,235	244,742
Dividends declared per Common Share	$0.1320	$0.1150
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all comparative period per share data and number of Common Shares outstanding in these Condensed Consolidated Financial Statements are presented on a post share split basis.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income for the period	$36,690	$912,911
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	906	1,219
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $463 and ($128) for the three months ended September 30, 2017 and 2016, respectively	1,285	(355)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($287) and ($5) for the three months ended September 30, 2017 and 2016, respectively	(797)	(17)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($83) and ($593) for the three months ended September 30, 2017 and 2016, respectively	(115)	1,538
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $42 and $62 for the three months ended September 30, 2017 and 2016, respectively	56	147
Unrealized net gain (loss) on marketable securities - net of tax effect of nil for the three months ended September 30, 2017 and 2016, respectively	—	(112)
Release of unrealized gain on marketable securities - net of tax effect of nil for the three months ended September 30, 2017 and 2016, respectively	(617)	—
Total other comprehensive income (loss), net, for the period	718	2,420
Total comprehensive income	37,408	915,331
Comprehensive (income) loss attributable to non-controlling interests	(94)	(27)
Total comprehensive income attributable to OpenText	$37,314	$915,304

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income for the period	$36,690	$912,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	106,627	72,013
Share-based compensation expense	8,235	8,140
Excess tax expense (benefits) on share-based compensation expense	—	(5)
Pension expense	1,035	1,190
Amortization of debt issuance costs	1,298	1,323
Amortization of deferred charges and credits	1,117	2,146
Loss on sale and write down of property and equipment	163	—
Release of unrealized gain on marketable securities to income	(841)	—
Deferred taxes	5,947	(875,824)
Share in net (income) loss of equity investees	512	(5,529)
Other non-cash charges	—	1,033
Changes in operating assets and liabilities:
Accounts receivable	5,162	16,169
Prepaid expenses and other current assets	(2,808)	(1,189)
Income taxes and deferred charges and credits	9,148	3,221
Accounts payable and accrued liabilities	(64,476)	(30,599)
Deferred revenue	(38,480)	(26,109)
Other assets	(2,227)	(5,440)
Net cash provided by operating activities	67,102	73,451
Cash flows from investing activities:
Additions of property and equipment	(30,449)	(20,665)
Proceeds from maturity of short-term investments	—	9,212
Purchase of Guidance Software, net of cash acquired	(220,765)	—
Purchase of Covisint Corporation, net of cash acquired	(71,279)	—
Purchase of HP Inc. CCM Business	—	(312,198)
Purchase of Recommind, Inc.	—	(170,107)
Purchase of HP Inc. CEM Business	—	(7,289)
Other investing activities	(4,206)	(123)
Net cash used in investing activities	(326,699)	(501,170)
Cash flows from financing activities:
Excess tax (expense) benefits on share-based compensation expense	—	5
Proceeds from Revolver	200,000	—
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	21,825	5,310
Repayment of long-term debt and revolver	(1,940)	(2,000)
Debt issuance costs	—	(1,330)
Payments of dividends to shareholders	(35,017)	(27,791)
Net cash provided by (used in) financing activities	184,868	(25,806)
Foreign exchange gain (loss) on cash held in foreign currencies	7,762	4,712
Increase (decrease) in cash and cash equivalents during the period	(66,967)	(448,813)
Cash and cash equivalents at beginning of the period	443,357	1,283,757
Cash and cash equivalents at end of the period	$376,390	$834,944

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2017. (In thousands except for per share amounts)
	Three Months Ended September 30, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$84,330		$(522)	(1)	$83,808
Customer support	32,791		(329)	(1)	32,462
Professional service and other	59,459		(597)	(1)	58,862
Amortization of acquired technology-based intangible assets	43,960		(43,960)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	417,187	65.1%	45,408	(3)	462,595	72.2%
Operating expenses
Research and development	77,629		(1,626)	(1)	76,003
Sales and marketing	122,822		(3,088)	(1)	119,734
General and administrative	48,915		(2,073)	(1)	46,842
Amortization of acquired customer-based intangible assets	43,789		(43,789)	(2)	—
Special charges (recoveries)	18,031		(18,031)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	87,123	13.6%	114,015	(5)	201,138	31.4%
Other income (expense), net	10,224		(10,224)	(6)	—
Provision for (recovery of) income taxes	27,369		(2,191)	(7)	25,178
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	36,596		105,982	(8)	142,578
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$0.40	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 43% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$36,596	$0.14
Add:
Amortization	87,749	0.33
Share-based compensation	8,235	0.03
Special charges (recoveries)	18,031	0.07
Other (income) expense, net	(10,224)	(0.04)
GAAP-based provision for (recovery of ) income taxes	27,369	0.10
Non-GAAP-based provision for income taxes	(25,178)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$142,578	$0.54

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2017
GAAP-based net income, attributable to OpenText	$36,596
Add:
Provision for (recovery of) income taxes	27,369
Interest and other related expense, net	33,288
Amortization of acquired technology-based intangible assets	43,960
Amortization of acquired customer-based intangible assets	43,789
Depreciation	18,878
Share-based compensation	8,235
Special charges (recoveries)	18,031
Other (income) expense, net	(10,224)
Adjusted EBITDA	$219,922

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2017. (In thousands except for per share amounts)
	Three Months Ended June 30, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$79,588		$(390)	(1)	$79,198
Customer support	35,224		(313)	(1)	34,911
Professional service and other	58,028		(449)	(1)	57,579
Amortization of acquired technology-based intangible assets	43,288		(43,288)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	444,038	66.9%	44,440	(3)	488,478	73.6%
Operating expenses
Research and development	81,301		(1,777)	(1)	79,524
Sales and marketing	129,541		(2,450)	(1)	127,091
General and administrative	47,499		(2,755)	(1)	44,744
Amortization of acquired customer-based intangible assets	42,594		(42,594)	(2)	—
Special charges (recoveries)	19,461		(19,461)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	106,452	16.0%	113,477	(5)	219,929	33.1%
Other income (expense), net	11,178		(11,178)	(6)	—
Provision for (recovery of) income taxes	39,000		(10,731)	(7)	28,269
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	46,137		113,030	(8)	159,167
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.17		$0.43	(8)	$0.60

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 46% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$46,137	$0.17
Add:
Amortization	85,882	0.32
Share-based compensation	8,134	0.03
Special charges (recoveries)	19,461	0.07
Other (income) expense, net	(11,178)	(0.04)
GAAP-based provision for (recovery of ) income taxes	39,000	0.15
Non-GAAP-based provision for income taxes	(28,269)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$159,167	$0.60

Reconciliation of Adjusted EBITDA

Three months ended June 30, 2017
GAAP-based net income, attributable to OpenText	$46,137
Add:
Provision for (recovery of) income taxes	39,000
Interest and other related expense, net	32,372
Amortization of acquired technology-based intangible assets	43,288
Amortization of acquired customer-based intangible assets	42,594
Depreciation	17,190
Share-based compensation	8,134
Special charges (recoveries)	19,461
Other (income) expense, net	(11,178)
Adjusted EBITDA	$236,998

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2016. (In thousands except for per share amounts)
	Three Months Ended September 30, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$70,292		$(360)	(1)	$69,932
Customer support	25,738		(235)	(1)	25,503
Professional service and other	41,343		(445)	(1)	40,898
Amortization of acquired technology-based intangible assets	23,135		(23,135)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	327,311	66.6%	24,175	(3)	351,486	71.5%
Operating expenses
Research and development	58,572		(1,743)	(1)	56,829
Sales and marketing	95,148		(2,820)	(1)	92,328
General and administrative	38,197		(2,537)	(1)	35,660
Amortization of acquired customer-based intangible assets	33,608		(33,608)	(2)	—
Special charges (recoveries)	12,454		(12,454)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	74,062	15.1%	77,337	(5)	151,399	30.8%
Other income (expense), net	6,699		(6,699)	(6)	—
Provision for (recovery of) income taxes	(859,425)		878,017	(7)	18,592
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	912,884		(807,379)	(8)	105,505
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$3.73		$(3.30)	(8)	$0.43

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1,607% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$912,884	$3.73
Add:
Amortization	56,743	0.23
Share-based compensation	8,140	0.03
Special charges (recoveries)	12,454	0.05
Other (income) expense, net	(6,699)	(0.02)
GAAP-based provision for (recovery of ) income taxes	(859,425)	(3.51)
Non-GAAP-based provision for income taxes	(18,592)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$105,505	$0.43

Reconciliation of Adjusted EBITDA

Three months ended September 30, 2016
GAAP-based net income, attributable to OpenText	$912,884
Add:
Provision for (recovery of) income taxes	(859,425)
Interest and other related expense, net	27,275
Amortization of acquired technology-based intangible assets	23,135
Amortization of acquired customer-based intangible assets	33,608
Depreciation	15,270
Share-based compensation	8,140
Special charges (recoveries)	12,454
Other (income) expense, net	(6,699)
Adjusted EBITDA	$166,642

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2017 and 2016:

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	21%	14%	22%	14%
GBP	6%	6%	7%	7%
CAD	4%	11%	4%	12%
USD	60%	52%	58%	53%
Other	9%	17%	9%	14%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).